As filed with the Securities and Exchange Commission on June 4, 2007
Registration No. 333-142242

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form SB-2/A4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TOPSPIN MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	3845	510394637
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Global Park
2 Yodfat Street, Third Floor
North Industrial Area
Lod 71291
Israel
972-8-9200033
(Address and telephone number of principal executive office and principal place of business)

Corporation Service Company
2711 Centerville Road, Suite 400
Wilmington, DE 19808
1-800-927-9800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert B. Murphy, Esq.	Benjamin Strauss, Esq.
Lauren C. Dougherty, Esq.	Pepper Hamilton LLP
Pepper Hamilton LLP	Hercules Plaza, Suite 5100
Hamilton Square	1313 Market Street
600 14th Street, N.W.	P.O. Box 1709
Washington, D.C. 20005	Wilmington, DE 19899
(202) 220-1200	(302)777-6500
Fax: (202) 318-6224

Approximate date of proposed sale to the public:  As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Title of Each Class of		Proposed Maximum	Proposed Maximum	Amount of
Securities Being	Amount to	Offering	Aggregate	Registration
Registered	be Registered	Price per Share	Offering Price	Fee
Units, each consisting of 2 shares of Common Stock and 1 Series 3 Warrant(1)	26,500,000	$0.39(2)	$10,335,000	$317.28
Common Stock, par value $0.001(3)	53,000,000	—	—	—
Series 3 Warrants to purchase Common Stock(3)	26,500,000	—	—	—
Common Stock, par value $0.001(4)	26,500,000	$0.21(5)	$5,565,000(5)	$170.85
Total Registration Fee				$488.13

(1)	Each Unit being offered pursuant to this registration statement consists of 2 shares of Common Stock and 1 Series 3 Warrant to purchase one share of Common Stock.

(2)	The offering price for one Unit — consisting of two shares of Common Stock and one Series 3 Warrant — is 1.586 New Israeli Shekels (“NIS”). For the purpose of calculating the registration fee in U.S. Dollars, the exchange rate of 4.066 NIS per one U.S. Dollar has been used, such that 1.586 NIS equals $0.39. This exchange rate is current as of April 12, 2007.

(3)	Included in Units.

(4)	Represents the shares of Common Stock underlying the Series 3 Warrants.

(5)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(g) under the Securities Act of 1933, as amended, based upon the exercise price of the warrants, which is 0.84 NIS. For the purposes of calculating the registration fee in U.S. Dollars, 0.84 NIS has been converted so that 0.84 NIS equals $0.21. This exchange rate is current as of April 12, 2007.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Topspin Medical, Inc. has prepared this Amendment No. 4 to the Registration Statement on Form SB-2 (File No. 333-142242) for the sole purpose of filing with the Securities and Exchange Commission certain exhibits to the Registration Statement. Amendment No. 4 does not modify any provision of the prospectus that forms a part of the Registration Statement and accordingly such Prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

We are a Delaware corporation. Article XII of our Certificate of Incorporation provides to the fullest extent permitted under the Delaware General Corporation Law (“DGCL”), that our directors or officers shall not be personally liable to us or our stockholders for damages for breach of such director’s or officer’s fiduciary duty. Section 145 of the DGCL provides that a corporation may indemnify directors, officers, employees and agents against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, or proceedings whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation — a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification is permitted only for expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification for expenses where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s charter, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

Section 23 of our Bylaws provides that we shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnitee”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of ours, or is or was serving at our written request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees as incurred) reasonably incurred by him.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 25.  Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by us in connection with the sale and distribution of the securities offered in this offering. All of the amounts shown are estimated except for the Securities and Exchange Commission (the “SEC”) registration fee.

Securities and Exchange Commission Registration fee	$528.81
Federal Taxes	$0.00
States Taxes and Fees	$0.00
Trustees’ and Transfer Agents’ Fees	$0.00
Printing and Engraving expenses	$20,000.00
Legal fees and expenses	$25,000.00
Accounting fees and expenses	$5,000.00
Miscellaneous expenses	$5,000.00
Total	$55,528.81

Item 26.  Recent Sales of Unregistered Securities.

Sales of TopSpin Common Stock since January 1, 2004

Since January 1, 2004, approximately 129 institutional and individual investors were sold 38,000,000 unregistered shares of TopSpin Common Stock. All sales, except for sales to certain interested parties and insiders described below, were exempt from registration pursuant to Section 4(2) of the Securities Act or under Regulation S as offshore sales to non-United States persons.

Of the 38,000,000 shares of TopSpin Common Stock sold by the Company in its August 2005 initial public offering in Israel, 7,319,000 shares were purchased by U.S. persons. Certain of these investors are interested parties in TopSpin: Pitango Venture Capital Fund III (USA) L.P., Pitango Venture Capital Fund III (USA) Non-Q L.P., Pitango Principals Fund III (USA) LP, Giza GE Venture Fund III, LP, Giza Alpinvest Venture Fund III, LP, and Giza Executive Venture Fund III, LP. Also, three individual U.S. persons purchased shares of TopSpin Common Stock during the August 2005 IPO: (1) Mr. Michael Berman is the Chairman of TopSpin’s Board of Directors; (2) Robert Wilensky is a TopSpin consultant; and (3) Ron Waksman is a TopSpin consultant. In addition, Pitango Venture Capital Fund III Trusts 2000 Ltd., an interested party, purchased 169,000 shares of TopSpin Common Stock in TopSpin’s August 2005 IPO. Pitango Venture Capital Fund III Trusts 2000 Ltd. is an Israeli company that acts for the benefit of three persons, of which two: Pitango CEO Fund III (Israel) LP and Pitango CEO Fund III (USA) L.P., are domiciliaries of the state of Delaware. TopSpin considers all United States purchasers to be insiders and accredited investors and the sales to be exempt under Section 4(2) of the Securities Act.

Options Exercised under Grants under TopSpin’s Equity Incentive Plans

Since January 1, 2004, a total of 3,626,532 unregistered options under the 2003 Israeli Stock Option Plan have been exercised for shares of TopSpin Common Stock. The following list describes information regarding the exercise of these options since January 1, 2004. All sales, except for one sale to Ms. Azin Parhizgar, were exempt from registration pursuant to Section 4(2) of the Securities Act or under Regulation S as offshore sales to non-United States persons:

•	2,004,677 options for shares of Common Stock were exercised by 25 employees and ex-employees of TopSpin Medical (Israel) Ltd. with gross proceeds of 77,800 NIS (approximately $18,371).

•	1,621,875 options for shares of Common Stock were exercised by 3 consultants and ex-consultants of TopSpin Medical (Israel) Ltd. with gross proceeds of 69,423 NIS (approximately $16,393).

Ms. Azin Parhizgar, a U.S. person, exercised 200,000 options for TopSpin Common Stock. Ms. Parhizgar was a senior consultant to the Company at the time of the exercise and is considered an insider and an accredited investor and the sale was exempt under Section 4(2) of the Securities Act.

Exercises of Other Unregistered Options and Warrants

Since January 1, 2004, 1,975,385 unregistered warrants have been exercised for shares of TopSpin Common Stock. The following is a summary of these unregistered securities:

•	On December 9, 2002, we granted options for 1,590,668 shares of our Common Stock to Hemisphere Capital Corp. at an exercise price of $0.1886 per share. The shares were exercisable no later than the date of the initial public offering of our Common Stock on the Tel Aviv Stock Exchange. On September 1, 2005, Hemisphere Capital Corp. exercised options for the purchase of 170,247 shares of our Common Stock by way of cashless exercise. This sale was exempt from registration in the United States pursuant to Section 4(2) of the Securities Act or under Regulation S as an offshore sale to a non-United States person.

•	On September 1, 2005, three Company stockholders, Ms. Daphna Dror, the daughter of Pinhas Dror, a former director of the Company, Amatens Capital LLC, a private company wholly-owned and controlled by Mr. Yoram Ziv, and Shachar Capital LLC, a private company wholly-owned and controlled by Mr. Shaul Dukeman, exercised 716,125, 716,125 and 372,888 options respectively for shares of our Common Stock at an exercise price of $0.001 per share. Ms. Dror, Amatens Capital and Shachar Capital are all United States persons. All three warrant holders were interested persons of TopSpin at the time of the exercise of their warrants. Ms. Dror is the daughter of Pinhas Dror, who was a board member of TopSpin and 5% holder of TopSpin Common Stock at the time of the Ms. Dror’s warrant exercise. Amatens Capital LLC is owned and controlled by Yoram Ziv, who was a 5% holder of TopSpin Common Stock at the time of Amatens’ exercise. Shachar Capital LLC is controlled by Shaul Dukeman, the chairman of TopSpin’s board of directors at the time these options were granted. TopSpin considers these three U.S. persons to be insiders and accredited investors and the sale to be exempt under Section 4(2) of the Securities Act.

•	On September 1, 2005, TopSpin granted 22,800,000 Series 1 Warrants exercisable for 22,800,000 shares of TopSpin Common Stock to approximately 129 institutional and individual investors for no consideration, such that for each 1,000 shares of Common Stock purchased on September 1, 2005, six hundred Series 1 Warrants were granted to the investor. The Series 1 Warrants are exercisable at an exercise price of 1.10 NIS, linked to the changes in the US Dollar/NIS exchange rate from August 25, 2005. As of the date of this prospectus, no Series 1 Warrants have been exercised for shares of TopSpin Common Stock and 22,800,000 Series 1 Warrants remain outstanding.

November 23, 2006 Private Placement

On November 23, 2006, TopSpin sold 25,000,000 Series 2 Warrants to purchase 25,000,000 shares of its Common Stock and 50,000,000 NIS (approximately $11,806,375) in Series A Convertible Bonds to 37 investors. These securities are described above in the section entitled “Description of Securities.” The Series A Convertible Bonds were sold at a price of 95% of their face value. Our net proceeds were 43,506,000 NIS (approximately $10,272,963) in proceeds after the payment of certain expenses. Upon purchase of these Convertible Bonds, each investor received one Series 2 Warrant for every 2.00 NIS of face value of a Series A Convertible Bond without any additional investment. The following table delineates the amount of Series A Convertible Bonds and Series 2 Warrants sold to each investor. All sales were exempt from registration pursuant to Section 4(2) of the Securities Act or under Regulation S as offshore sales to non-United States persons:

		Amount Paid	Number of Warrants
	Face Value of	for	for Common Stock
	Convertible	Convertible	Received Without
	Bond Purchased	Bonds	Additional
Name of Investor	(NIS)	(NIS)	Consideration

Perfect Provident Funds	2,100,000	1,995,000	1,050,000
Gaon Gemel	1,500,000	1,425,000	750,000
Gmul-Barak Investments Managing Ltd.	1,500,000	1,425,000	750,000
Provident Fund for Employees of El-Al Israel Airlines Ltd. Co-Operative Society Ltd.	1,500,000	1,425,000	750,000
Kupat Tagmulim Provident Fund for Haifa	630,000	598,500	315,000
Kamor Systems (1988) Ltd.	1,050,000	997,500	525,000
Afikim Provident Fund	20,000	19,000	10,000
Afikim Education Fund	13,000	12,350	6,500
Afikim Agach	1,350,000	1,282,500	675,000
Afikim Menayot	1,000,000	950,000	500,000
Afikim Agah Tesua Kollelet	700,000	665,000	350,000
Afikim Agah Activit	1,050,000	997,050	525,000
Migdal Trust Funds	400,000	380,000	200,000
Migdal 20/80 Trust Fund	1,950,000	1,852,500	975,000
Eliahu Insurance Company Ltd.	1,200,000	1,140,000	600,000
Analyst Exchange and Trading Services Ltd.	2,000,000	1,900,000	1,000,000
Analyst Provident Funds	6,000,000	5,700,000	3,000,000
Eilat Ashkelon Pipeline Company Ltd.	250,000	237,500	125,000
Harel Gemel Ltd.	1,600,000	1,520,000	800,000

		Amount Paid	Number of Warrants
	Face Value of	for	for Common Stock
	Convertible	Convertible	Received Without
	Bond Purchased	Bonds	Additional
Name of Investor	(NIS)	(NIS)	Consideration

Direct Investment House (Provident Funds) Ltd.	475,000	451,250	237,500
Direct Insurance Ltd.	1,000,000	950,000	500,000
Maoz Education Fund	410,000	389,500	205,000
Migdal Platinum Education Fund	270,000	256,500	135,000
Migdal Platinum Provident Fund	700,000	665,000	350,000
Migdal Platinum CPI Provident Fund	120,000	114,000	60,000
Harel Investment House Ltd.	2,100,000	1,995,000	1,050,000
Tamir Fishman Provident and Education Fund Ltd.	1,500,000	1,425,000	750,000
Midgal Alumim Platinum	285,000	270,750	142,500
Midgal Alumim Agat Havarot	765,000	726,750	382,500
I.L.D. Insurance Participating	1,050,000	997,500	525,000
I.L.D. Insurance Nostro	530,000	503,500	265,000
Israel Brokerage and Investments, I.B.I. Ltd.	800,000	760,000	400,000
Mercantile Discount Provident Funds	8,420,000	7,999,000	4,210,000
Yelin-Lapidot Provident Funds Management Ltd.	2,550,000	2,422,500	1,275,000
Menora Mivtachim Gemel Ltd.	2,000,000	1,900,000	1,000,000
Tagmulim Bamoshavim Ltd.	1,000,000	950,000	500,000
T-Sh-Ln Management and Holdings 2000 Ltd.	212,000	201,400	106,000

Item 27.  Exhibits.

The following exhibits are filed as part of this registration statement. Exhibit numbers correspond to the exhibit requirements of Regulation S-B.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation (Incorporated by reference to the Registrant’s Registration Statement on Form SB-2 filed on April 20, 2007)
3.2	Amended and Restated By-Laws (Incorporated by reference to the Registrant’s Registration Statement on Form SB-2 filed on April 20, 2007)
4.1	Form of TopSpin Medical, Inc. Series 3 Warrant Certificate No. (translated from Hebrew) (Incorporated by reference to the Registrant’s Registration Statement on Form SB-2 filed on May 11, 2007)
4.2	Form of Subscription Agreement (translated from Hebrew)**
5.1	Opinion of Pepper Hamilton LLP (Incorporated by Reference to the Registrant’s Registration Statement on Form SB-2 filed on June 4, 2007)
8.1	Tax Opinion of Pepper Hamilton LLP (Incorporated by Reference to the Registrant’s Registration Statement on Form SB-2 filed on June 4, 2007)
8.2	Tax Opinion of Goldfarb, Levy, Eran, Meiri & Co. (Incorporated by Reference to the Registrant’s Registration Statement on Form SB-2 filed on June 4, 2007)
9.1	Voting Agreement dated as of August 22, 2005 (Incorporated by reference to the Registrant’s Registration Statement on Form SB-2 filed on April 20, 2007)
10.1	TopSpin Medical, Inc. 2001 Israeli Stock Option Plan (Incorporated by reference to the Registrant’s Registration Statement on Form SB-2 filed on April 20, 2007)

Exhibit No.		Description

10.2		TopSpin Medical, Inc. 2003 Israeli Stock Option Plan (Incorporated by reference to the Registrant’s Registration Statement on Form SB-2 filed on April 20, 2007)
10.3		Form of Option Agreement (Incorporated by reference to the Registrant’s Registration Statement on Form SB-2 filed on April 20, 2007)
10.4		Distribution Agreement with Top Medical B.V. dated as of October 3, 2006 (Incorporated by reference to the Registrant’s Registration Statement on Form SB-2 filed on April 20, 2007)*
10.5		Research and Development Agreement with Technion Development Foundation Ltd. dated September 13, 2006 (Incorporated by reference to the Registrant’s Registration Statement on Form SB-2 filed on April 20, 2007)*
10	.6(i)	Loan, Share Purchase and Share Repurchase Agreement dated as of December 9, 2002 between TopSpin Medical, Inc., TopSpin Medical (Israel) Ltd. and Erez Golan (Incorporated by reference to the Registrant’s Registration Statement on Form SB-2 filed on April 20, 2007)
10	.6(ii)	Revision to Loan, Share Purchase and Share Repurchase Agreement between TopSpin Medical, Inc., TopSpin Medical (Israel) Ltd. and Erez Golan dated as of August 2005 (Incorporated by reference to the Registrant’s Registration Statement on Form SB-2 filed on April 20, 2007)
10	.7(i)	Personal Employment Agreement dated as of December 9, 2002 between TopSpin Medical (Israel) Ltd. and Erez Golan (Incorporated by reference to the Registrant’s Registration Statement on Form SB-2 filed on April 20, 2007)
10	.7(ii)	Letter Amendment dated as of August 22, 2005 to Personal Employment Agreement between TopSpin Medical (Israel) Ltd. and Erez Golan (Incorporated by reference to the Registrant’s Registration Statement on Form SB-2 filed on April 20, 2007)
10	.7(iii)	Amendment dated as of April 6, 2006 to Personal Employment Agreement between TopSpin Medical (Israel) Ltd. and Erez Golan (Incorporated by reference to the Registrant’s Registration Statement on Form SB-2 filed on April 20, 2007)
10	.7(iv)	Amendment dated as of January 7, 2007 to Personal Employment Agreement between TopSpin Medical (Israel) Ltd. and Erez Golan (Incorporated by reference to the Registrant’s Registration Statement on Form SB-2 filed on April 20, 2007)
10	.7(v)	Option Agreement dated as of January 7, 2007 between TopSpin Medical, Inc. and Erez Golan (Incorporated by reference to the Registrant’s Registration Statement on Form SB-2 filed on April 20, 2007)
10	.8(i)	Employment Agreement dated as of April 25, 2001 between TopSpin Medical (Israel) Ltd. and Eyal Kolka (Incorporated by reference to the Registrant’s Registration Statement on Form SB-2 filed on April 20, 2007)
10	.8(ii)	Amendment dated as of June 21, 2004 to Employment Agreement between TopSpin Medical (Israel) Ltd. and Eyal Kolka (Incorporated by reference to the Registrant’s Registration Statement on Form SB-2 filed on April 20, 2007)
10	.8(iii)	Amendment dated as of May 8, 2006 to Employment Agreement between TopSpin Medical (Israel) Ltd. and Eyal Kolka (Incorporated by reference to the Registrant’s Registration Statement on Form SB-2 filed on April 20, 2007)
10	.9(i)	Employment Agreement dated as of June 3, 2004 between TopSpin Medical (Israel) Ltd. and Yoav Venkert (Incorporated by reference to the Registrant’s Registration Statement on Form SB-2 filed on April 20, 2007)
10	.9(ii)	Amendment dated as of May 8, 2006 between TopSpin Medical (Israel) Ltd. and Yoav Venkert (Incorporated by reference to the Registrant’s Registration Statement on Form SB-2 filed on April 20, 2007)
10	.9(iii)	Amendment dated as of June 6, 2006 between TopSpin Medical (Israel) Ltd. and Yoav Venkert (Incorporated by reference to the Registrant’s Registration Statement on Form SB-2 filed on April 20, 2007)
10.10		Consulting Services Letter Agreement dated as of May 1, 2003 between TopSpin Medical, Inc. and Michael Berman (Incorporated by reference to the Registrant’s Registration Statement on Form SB-2 filed on April 20, 2007)

Exhibit No.		Description

10.11		Form of TopSpin Medical, Inc. Indemnification Agreement (Incorporated by reference to the Registrant’s Registration Statement on Form SB-2 filed on April 20, 2007)
10	.12(i)	Indemnification for VAT payments dated as of April 6, 2006 between Ora Setter and TopSpin Medical, Inc. (Incorporated by reference to the Registrant’s Registration Statement on Form SB-2 filed on April 20, 2007)
10	.12(ii)	Indemnification for VAT payments dated as of April 6, 2006 between Gil Bianco and TopSpin Medical, Inc. (Incorporated by reference to the Registrant’s Registration Statement on Form SB-2 filed on April 20, 2007)
10.13		Form of Employment Agreement (Incorporated by reference to the Registrant’s Registration Statement on Form SB-2 filed on April 20, 2007)
10	.14(i)	Form of Non-Disclosure Agreement (Incorporated by reference to the Registrant’s Registration Statement on Form SB-2 filed on April 20, 2007)
10	.14(ii)	Form of Mutual Non-Disclosure Agreement (Incorporated by reference to the Registrant’s Registration Statement on Form SB-2 filed on April 20, 2007)
10.15		Form of Consulting Agreement (Incorporated by reference to the Registrant’s Registration Statement on Form SB-2 filed on April 20, 2007)
10.16		Form of Advisory Board Agreement (Incorporated by reference to the Registrant’s Registration Statement on Form SB-2 filed on April 20, 2007)
10	.17(i)	Intercompany Loan Agreement dated as of June 21, 2001 between TopSpin Medical, Inc. and TopSpin Medical (Israel) Ltd. (Incorporated by reference to the Registrant’s Registration Statement on Form SB-2 filed on April 20, 2007)
10	.17(ii)	Letter regarding Intercompany Loan Agreement dated as of December 29, 2005 between TopSpin Medical, Inc. and TopSpin Medical (Israel) Ltd. (Incorporated by reference to the Registrant’s Registration Statement on Form SB-2 filed on April 20, 2007)
10	.17(iii)	First Supplement to Intercompany Loan Agreement dated as of April 6, 2006 between TopSpin Medical, Inc. and TopSpin Medical (Israel) Ltd. (Incorporated by reference to the Registrant’s Registration Statement on Form SB-2 filed on April 20, 2007)
10	.17(iv)	Second Supplement to Intercompany Loan Agreement dated as of February 15, 2007 between TopSpin Medical, Inc. and TopSpin Medical (Israel) Ltd. (Incorporated by reference to the Registrant’s Registration Statement on Form SB-2 filed on April 20, 2007)
10.18		Series 1 Warrant Certificate to Purchase 22,800,000 share of TopSpin Medical, Inc. Common Stock dated as of September 1, 2005 (Incorporated by reference to the Registrant’s Registration Statement on Form SB-2 filed on April 20, 2007)
10.19		American Friends of Tmura, Inc. Warrant to Purchase 324,820 Shares of TopSpin Medical, Inc. Common Stock dated as of January 29, 2004 (Incorporated by reference to the Registrant’s Registration Statement on Form SB-2 filed on April 20, 2007)
10.20		Tmura — The Israeli Public Service Venture Fund Warrant to Purchase 180 Shares of TopSpin Medical, Inc. Common Stock dated as of December 9, 2002 (Incorporated by reference to the Registrant’s Registration Statement on Form SB-2 filed on April 20, 2007)
10	.21(i)	Lease Contract dated as of July 3, 2003 between Af-Sar Ltd. and TopSpin Medical (Israel) Ltd. (translated from Hebrew) (Incorporated by reference to the Registrant’s Registration Statement on Form SB-2 filed on April 20, 2007)
10	.21(ii)	Addendum (No. 1) to the Lease Contract dated as of December 17, 2006 between Af-Sar Ltd. and TopSpin Medical (Israel) Ltd. (translated from Hebrew) (Incorporated by reference to the Registrant’s Registration Statement on Form SB-2 filed on April 20, 2007)
10.22		Trust Deed and Agreement dated as of July 4, 2004 between Yuli Yardeni, TopSpin Medical, Inc. and TopSpin Medical (Israel) Ltd. (translated from Hebrew) (Incorporated by reference to the Registrant’s Registration Statement on Form SB-2 filed on April 20, 2007)

Exhibit No.		Description

10.23		Underwriting Agreement dated as of August 24, 2005 between TopSpin Medical, Inc., Poalim I.B.I. Underwriting and Issuance Ltd., Altshuller Saham Management of Underwriting and Investments Ltd., Rosario Capital Ltd., Shoher Tov Ltd., P.R. Capital Markets Research Ltd., Solomon Underwriters Ltd., Jerusalem Capital Markets Underwriting and Share Issue (1994) Ltd., I.A.Z. Investments & Properties Ltd. and Vered Doroth Underwriting Company (1993) Ltd. (translated from Hebrew) (Incorporated by reference to the Registrant’s Registration Statement on Form SB-2 filed on April 20, 2007)
10.24		Loan Agreement dated as of April 5, 2007 between TopSpin Medical, Inc., Pitango Venture Capital Fund III (USA), L.P., Pitango Principals Fund III (USA) LP, Pitango Venture Capital Fund III (USA) Non-Q L.P., Pitango Venture Capital Fund (Israeli Investors) L.P., Pitango Venture Capital Fund III Trusts 2000 L.P., Giza GE Venture Fund III, LP, Giza Venture Fund III, Limited Partnership, Giza Alpinvest Venture Fund III, LP, Giza Executive Venture Fund III, LP, Giza Gmulot Venture Fund III Limited Partnership and Israel Seed IV, L.P. (Incorporated by reference to the Registrant’s Registration Statement on Form SB-2 filed on April 20, 2007)
10.25		Credit Line Agreement dated as of April 30, 2007 between Topspin Medical, Inc. and Poalim IBI-Managing and Underwriting Ltd. (Incorporated by reference to the Registrant’s Registration Statement on Form SB-2 filed on May 11, 2007)
10	.26 (i)	Trust Deed dated as of November 21, 2006 (translated from Hebrew) (Incorporated by reference to the Registrant’s Registration Statement on Form SB-2 filed on May 30, 2007)
10	.26 (ii)	Amendment to Trust Deed dated as of April 30, 2007 (translated from Hebrew) (Incorporated by reference to the Registrant’s Registration Statement on Form SB-2 filed on May 30, 2007)
10.27		Topspin Medical, Inc. Series A Bond certificate No. 1 dated as of November 21, 2006 (translated from Hebrew) (Incorporated by reference to the Registrant’s Registration Statement on Form SB-2 filed on May 30, 2007)
10	.28 (i)	Topspin Medical, Inc. Series 2 Warrant certificate No. 1 dated as of November 21, 2006 (translated from Hebrew) (Incorporated by reference to the Registrant’s Registration Statement on Form SB-2 filed on May 30, 2007)
10	.28 (ii)	Amendment to Series 2 Warrant certificate dated as of April 30, 2007 (translated from Hebrew) (Incorporated by reference to the Registrant’s Registration Statement on Form SB-2 filed on May 30, 2007)
21.1		Subsidiaries of TopSpin Medical, Inc. (Incorporated by reference to the Registrant’s Registration Statement on Form SB-2 filed on April 20, 2007)
23.1		Consent of Kost Forer Gabbay & Kasierer
23.2		Consent of Pepper Hamilton LLP (contained in Exhibit 5.1)
23.3		Consent of Goldfarb, Levy, Eran, Meiri & Co. (contained in Exhibit 8.2)
24.1		Power of Attorney (Incorporated by reference to the Registrant’s Registration Statement on Form SB-2 filed on April 20, 2007)
99.1		TopSpin Medical, Inc. Audit Committee of the Board of Directors Charter (Incorporated by reference to the Registrant’s Registration Statement on Form SB-2 filed on April 20, 2007)

*	Portions have been deleted pursuant to a request for confidential treatment under Rule 406.
**	Filed herewith.

Item 28.  Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Securities Act and will be governed by the final adjudication of such issue.

(c) For determining any liability under the Securities Act, the small business issuer will treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a filed by the small business issuer under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

(d) For determining any liability under the Securities Act, the small business issuer will treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement and that offering of the securities at that time as the initial bona fide offering of those securities.

(e) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lod, Israel on the 4 day of June, 2007.

TOPSPIN MEDICAL, INC.

By:	/s/ Erez Golan
Name: Erez Golan

Title:	Chief Executive Officer
(principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	Date

/s/ Erez Golan Erez Golan	Chief Executive Officer, President and Director	June 4, 2007

/s/ Eyal Kolka Eyal Kolka	Chief Financial Officer and Secretary (principal accounting officer)	June 4, 2007

* Michael Berman	Chairman of the Board of Directors	June 4, 2007

* Allon Reiter	Director	June 4, 2007

* Nissim Darvish	Director	June 4, 2007

* Neil Cohen	Director	June 4, 2007

* Gil Bianco	Director	June 4, 2007

* Ora Setter	Director	June 4, 2007

* By:	/s/ Eyal Kolka
 Eyal Kolka, as Attorney-in-Fact